As filed with the Securities and Exchange Commission on August 11, 1997.

                                                           File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                             PRENTICE CAPITAL, INC.
               (Exact name of issuer as specified in its charter)

               Delaware                                        84-1139554
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

         2898 University Drive
                Suite 43
        Coral Springs, Florida                                   33065
 (Address of principal executive offices)                     (Zip Code)
                               __________________

                         MANAGEMENT CONSULTING AGREEMENT
                           WITH CORP-LINK CORPORATION
                      CONSULTING AND ACQUISITION MANAGEMENT
                      AGREEMENT WITH HONG KONG TRADING LTD.
                            (Full title of the plan)
                               __________________

                                  Lee J. Unger
                                    President
                              2898 University Drive
                                    Suite 43
                          Coral Springs, Florida 33065
                          Telephone No.: (954) 340-5916
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200
                               __________________

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered       share(1)    price         fee (1)
================================================================================

Common Stock            800,000        $0.75       $600,000      $181.82
($.03 par value)         shares

Common Stock            670,000(2)     $0.25       $167,500      $ 50.76
($.03 par value)         shares
                                                                 -------
   TOTAL                                                         $232.58
                                                                 =======
================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price with, regard to 800,000 shares was calculated based upon the average of the bid and asked prices of the Common Stock of the Company on the OTC Bulletin Board on August 7, 1997.

(2) Represents shares of Common Stock underlying Common Stock Purchase Options. Pursuant to Rule 457(h) the maximum offering price was calculated based on the exercise price of such Options as described herein.

                            PRENTICE CAPITAL, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K



            Form S-8 Item Number
                and Caption                     Caption in Prospectus
            --------------------                ---------------------

 1.   Forepart of Registration State-           Facing Page of Registration
      ment and Outside Front Cover              Statement and Cover Page of
      Page of Prospectus                        Prospectus

 2.   Inside Front and Outside Back             Inside Cover Page of Pro-
      Cover Pages of Prospectus                 spectus and Outside Cover
                                                Page of Prospectus

 3.   Summary Information, Risk Fac-            Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                           Not Applicable

 5.   Determination of Offering Price           Not Applicable

 6.   Dilution                                  Not Applicable

 7.   Selling Security Holders                  Sales by Selling Security
                                                Holder

 8.   Plan of Distribution                      Cover Page of Prospectus
                                                and Sales by Selling
                                                Security Holder

 9.   Description of Securities to be           Description of Securities;
      Registered                                Consulting Agreements

10.   Interests of Named Experts and            Legal Matters
      Counsel

11.   Material Changes                          Not Applicable

12.   Incorporation of Certain Infor-           Incorporation of Certain
      mation by Reference                       Documents by Reference

13.   Disclosure of Commission Posi-            Indemnification of Direc-
      tion on Indemnification for               tors and Officers; Under-
      Securities Act Liabilities                takings

PROSPECTUS
                             PRENTICE CAPITAL, INC.

                        1,470,000 Shares of Common Stock

                             Issued Pursuant to the
                    Company's Management Consulting Agreement
                         with Corp-Link Corporation and
                      Consulting and Acquisition Management
                      Agreement with Hong Kong Trading Ltd.

      This Prospectus is part of a Registration Statement which registers an aggregate of 1,470,000 shares of Common Stock, $.03 par value (such shares being referred to as the "Shares"), of Prentice Capital Corporation, a Delaware corporation (the "Company" or "Prentice") which have been issued or may be issued, as set forth herein, to (i) Corp-Link Corporation, a Florida corporation ("Corp-Link") pursuant to a written Management Consulting Agreement dated March 10, 1997 (the "Corp-Link Consulting Agreement"), providing for the issuance of 500,000 Shares and Common Stock Purchase Options (the "Options") to purchase up to 670,000 Shares, as set forth herein, and (ii) Hong Kong Trading Ltd., a British West Indies corporation ("Hong Kong"), pursuant to a written Consulting and Acquisition Management Agreement dated August 1, 1997 (the "Hong Kong Consulting Agreement"), providing for the issuance of 300,000 Shares. Corp-Link and Hong Kong may sometimes hereafter be collectively referred to as the "Consultants," and the Corp-Link Consulting Agreement and the Hong Kong Consulting Agreement may sometimes be collectively referred to as the
"Consulting Agreements." In addition, the Consultants in their capacities as selling shareholders may sometimes hereafter be collectively referred to as the "Selling Security Holders." All of the Shares are being issued to the Consultants pursuant to written consulting agreements. The Company has been advised by the Selling Security Holders that they may sell all or a portion of their Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Consulting Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                               __________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               __________________

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                The date of this Prospectus is August __, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The
Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "PCAP."

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 1,470,000 shares of the Company's Common Stock, to be issued to the Consultants pursuant to written Consulting Agreements with the Company. This Prospectus, which is
Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      1.    The Company's Form 10-SB Registration Statement.

      2. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

      3. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

      4. All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Prentice Capital, Inc., 2898 University Drive, Suite 43, Coral Springs, Florida 33065.

                                   THE COMPANY


      Prentice Capital, Inc. was incorporated under the laws of the State of Florida on March 26, 1990 to obtain funding in order to establish a vehicle to take advantage of business opportunities.

      On March 17, 1997, the Company and Chartwell International, Inc., a Nevada corporation, entered into a Purchase and Sale Agreement pursuant to which the Company purchased certain gypsum mining property located in Washington County, Utah, generally known as Riverview Placer Claims and New Riverview Claims in exchange for $4,000,000 in cash, cash equivalents and restricted shares of the Company's Common Stock.

      On March 10, 1997, the Company and Lee J. Unger ("Unger") entered into an agreement (the "Unger Agreement") pursuant to which the Company agrees to sell to Unger 5,000,000 shares of its restricted Common Stock at a price of $.05 per share, which purchase will be effected by delivery to Unger of an assignable Promissory Note bearing interest at 6% per annum and due and payable one year from the date of the Promissory Note.

      Pursuant to the Unger Agreement, the Company has caused the election of Unger as President and director of the Company and has received simultaneously with the Unger Agreement, the resignations of Alan S. Lipstein and Dr. Gerard Norton as officers and directors of the Company leaving Unger as the sole officer and director of the Company.

      On June 3, 1997, the Company entered into a Stock Purchase Agreement ("Agreement") with U.S.A. Diagnostics, Inc., a Florida corporation ("Diagnostics"), and its sole shareholder, Nate Hollander, for the acquisition of 100% of the capital stock of Diagnostics and the assets of MRI Management Services, Inc. ("MMS") and Bentley Designers and Builders, Inc. ("BDB"), consisting of two Magnetic Resonance Imaging ("MRI") units. Mr. Hollander is the sole shareholder of MMS and BDB, each of which owns one mobile MRI unit with an estimated value of $500,000 each. Diagnostics is in the business of magnetic resonance imaging and neurological nerve conduction testing in the South Florida area.

      The aggregate purchase price of Diagnostics and the two MRI units is $5,500,000 payable $4,000,000 in cash at the closing, and shares of restricted Common Stock of the Company having a value of $1,500,000, determined by the average closing bid price over the five trading day period preceding the date of the Agreement. Within 45 days of signing the Agreement, the Company is to deposit $1,750,000 into an escrow account, and within 75 days the Company is to use its best efforts to obtain a firm commitment underwriting, represented by a letter of intent satisfactory to Mr. Hollander, and to raise net proceeds of no less than $2,500,000 to be used as part of the cash required for closing. According to the Agreement, the Company is to have an effective registration statement and closing of the firm commitment underwriting within 175 days of this Agreement. Should the Company fail to secure a firm commitment underwriting within 45 days or have a firm commitment underwriting within 75 days, or such longer period as the parties may mutually agree, then the escrowed funds will be returned to the Company and the Agreement will terminate. The shares representing the $1,500,000 are to be paid 10% at the closing and the remaining 90% on February 2, 1998. However, in the event closing does not occur prior to February 2, 1998, then the entire 100% of the shares will be paid at closing. There can be no assurances that the Agreement will be consummated.

                              CONSULTING AGREEMENTS

MANAGEMENT CONSULTING AGREEMENT WITH CORP-LINK

      On March 10, 1997 the Company entered into a Management Consulting Agreement with Corp-Link Corporation pursuant to which the Company agreed to issue to Corp-Link Corporation an aggregate of 500,000 shares of Common Stock and Options to purchase up to 670,000 Shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated twelve-month period commencing as of the date of the Corp-Link Consulting Agreement. Under the terms of the Corp-Link Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, expansion of operations on an international basis, strategic planning, corporate organization and structure, examination of products and services and shareholder relations. In addition, the Consultant shall review and advise the Company regarding its overall progress, needs and condition. Corp- Link is wholly-owned by Mr. Matt Dwyer, who is the sole officer and director of Corp-Link. Mr. Dwyer, on behalf of Corp-Link, is expected to spend a predominant portion of his working time over the term of the Management Consulting Agreement on behalf of the Company. Each of the Options are exercisable at $.25 per Share on or prior to March 10, 1999. The Options will be listed in the name of Mr. Matt Dwyer.

      In particular, the Consultant shall provide the following enumerated services: (i) the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; (ii) the implementation of a marketing program to assist the Company in broadening the markets for its business and services and promote the image of the Company and its business and services; (iii) assisting the Company in the monitoring of services provided by the Company's advertising firm, public relations firm and other professionals to be employed by the Company; (iv) advising the Company relative to the continued development of a customer relations program and to stimulate interest in the Company by institutional investors and other members of the financial community; (v) advising the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company; (vi) advise and recommend to the Company additional services relating to the present business and services provided by the Company as well as new products and services that may be provided by the Company.

CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT WITH HONG KONG TRADING LTD.

      In August 4, 1997, the Company entered into a Consulting and Acquisition Management Agreement with Hong Kong Trading Ltd. pursuant to which the Company agreed to issue to Hong Kong 300,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated one-year period commencing as of the date of the Hong Kong Consulting Agreement. In addition, the Company will reimburse Hong Kong for its reasonable out-of-pocket expenses from time to time upon submission of itemized vouchers in support thereof. Hong Kong is wholly-owned by Mr. Robert Vasquez, who is the sole officer and director of Hong Kong. Mr. Vasquez is expected to spend a substantial portion of his working time during the course of this agreement, depending on the nature of services requested by the Company and the extent to which Mr. Vasquez is requested, to administer acquisitions.

      Initial services relative to the performance under the Hong Kong Consulting Agreement has already commenced. Under the terms of the Hong Kong Consulting Agreement, Hong Kong is to provide the following services for the benefit of the Company (i) the identification, evaluation, structuring, negotiating and closing of business acquisitions, whether in the form of asset purchases, stock purchases, mergers, consolidations, joint ventures, strategic alliances or otherwise (hereinafter collectively referred to as "Acquisitions"), for the account of the Company upon such terms and conditions as are reasonably acceptable to the Company' and (ii) if requested by the Company, managing and operating each such consummated Acquisition. Following the consummated Acquisition of a target company by the Company, at the written request of the Company, Hong Kong shall participate, subject to the direction of the Company's Board of Directors, in the management and day-to-day operations of such Acquisition for compensation to be predicated on the size and scope of operations to be conducted by the company to be acquired.

FEDERAL INCOME TAX EFFECTS

      The following discussion applies to the Common Stock issued under the Consulting Agreements and is based on federal income tax laws and regulations in effect on December 31, 1996. In connection with the issuance of Common Stock as compensation payable to the Consultants under the Consulting Agreements, the Consultants must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which a Consultant's beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Common Stock received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Consultants are treated as transferable if and when a Consultant can sell, assign, pledge or otherwise transfer any interest in the Common Stock to any person. Inasmuch as the Consultants are not expected to be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Common Stock, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, a Consultant would be obligated to include in gross income the fair market value of the Common Stock received once the conditions to receipt of the Common Stock are satisfied.

      An Option holder does not recognize taxable income on the date of the grant of the Option, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Option holder is deductible by the Company in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

      The sale of any shares of Common Stock received must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may effect on December 31, 1996. In connection "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company he would generally be required to pay to the Company any "profits" resulting from the sale of the stock.

                        SALES BY SELLING SECURITY HOLDERS

      The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly by the Selling Security Holders, the maximum amount of shares of Common Stock to be offered by the Selling Security Holders, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering (based on 11,529,142 shares of Common Stock of the Company outstanding at July 31, 1997).


                                                                  Percentage
                                                   Shares to be   to be Owned
Name of Selling      Number of       Shares to     Owned After    After
Security Holder      Shares Owned    be Offered    Offering       Offering
---------------      ------------    ----------    --------       --------

Matt Dwyer            1,170,000*      1,170,000*      -0-            --
Robert Vasquez          300,000         300,000       -0-            --
_______________


*     Includes up to 670,000 Shares underlying the Options.

                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 500,000,000 shares of Common Stock, $.03 par value per share, of which 11,529,142 shares were outstanding as of July 31, 1997. The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, $.0001 par value per share, none of which were outstanding as of July 31, 1997.

      Subject to the dividend rights of the holders of preferred stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a shareholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

      The Board of Directors is authorized to issue the authorized and unissued preferred stock in one or more series, to fix or alter the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption, liquidation preferences and sinking fund of any series of preferred stock which is authorized and unissued. No shares of Preferred Stock have been issued or are outstanding as of the date hereof.

OVER-THE-COUNTER MARKET

      The Company's Common Stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "PCPL."

TRANSFER AGENT

      The Transfer Agent for the shares of Common Stock is Corporate Stock Transfer, whose address is 370 17th Street, Suite 2350, Denver, Colorado 80202.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Special Counsel for the Company, Fort Lauderdale, Florida.

                                 INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Company's By-Laws provide "To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."




















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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
-------     ---------------------------------------

      The documents listed in (1) through (6) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

            (1)   The Company's Form 10-SB Registration Statement.

            (2) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

            (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

            (4)   All reports  and  documents  filed by the Company  pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.     Description of Securities
-------     -------------------------

      The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Form 10-SB Registration Statement incorporated as a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel
-------     --------------------------------------

      Not Applicable.





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



Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Company's By-Laws provide "To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

Item 7.     Exemption from Registration Claimed
-------     -----------------------------------

      Inasmuch as the Consultants who received the Shares of the Company was knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultants were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company except upon sale of the shares of Common Stock pursuant to a registration statement.

Item 8.     Exhibits
-------     --------

Exhibit           Description
-------           -----------

(4)(a)      Management Consulting Agreement with Corp-Link Corporation

(4)(B)      Consulting  and  Acquisition  Management  Agreement  with  Hong Kong
            Trading Ltd.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of Shares of pursuant to the above Consulting Agreements

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)      Consent of independent certified public accountants

Item 9.     Undertakings
-------     ------------

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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




      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale and the State of Florida, on the 11th day of August, 1997.

                                          PRENTICE CAPITAL, INC.



                                          By: /s/ Lee J. Unger
                                              ----------------------------------
                                              Lee J. Unger, President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                         Date
      ---------                        -----                         ----


/s/ Lee J. Unger                    President and
----------------                    Sole Director,              August 11, 1997
Lee J. Unger                        Principal Executive,
                                    Financial and
                                    Accounting Officer






















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